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                                                                    Exhibit (11)

                               CONSENT OF COUNSEL



     We hereby consent to the use of our name and to the reference to our firm under the caption "Counsel" in the Statement of Additional Information that is included in

Post-Effective Amendment No. 23 to the Registration Statement (File No. 33-26305) on Form N-1A of Compass Capital Funds(R) (formerly, The PNC(R) Fund) under the Securities Act of 1933 and the Investment Company Act of 1940, respectively. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                /s/ DRINKER BIDDLE & REATH
                                                --------------------------
                                                DRINKER BIDDLE & REATH



Philadelphia, Pennsylvania
October 18, 1996